Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Satellite Procurement Agreement
Between Globalstar and Macdonald, Dettwiler and Associates Corporation

This Satellite Procurement Agreement GINC-220210 is entered into by and between Globalstar, Inc., a Delaware corporation with offices at 1351 Holiday Square Boulevard, Covington, LA 70433, U.S.A. and Macdonald, Dettwiler and Associates Corporation, a Canadian corporation with offices at 21025 Trans-Canada Highway, Ste-Anne-De-Bellevue, Quebec, Canada H9X 3R2. The effective date of this Agreement is February 16, 2022 (the “Effective Date”).

Except as otherwise provided, capitalized terms are defined in Attachment 1 (Definitions).

Purpose

This Agreement contains the terms and conditions under which Contractor will design, produce, test, deliver, and support Satellites (and related equipment and services) for use as part of the Globalstar System which consists of a constellation of low Earth orbit Satellites [*] (collectively, the “Project”). The Parties may sign additional agreements that reference this Agreement to set forth terms and conditions specific to particular Deliverables or Services, including one or more statements of work (“SOWs”). Any Deliverables or Services that are not subject to an independent written agreement signed by the Parties shall be governed by this Agreement.

Terms and Conditions

Article 1. Deliverables, Services, and Performance

(A) Satellites. This Agreement applies to low Earth orbiting communications satellites for use as part of the Globalstar System (the “Satellites”). Specifications for the Satellites include those set forth in Exhibits A and B and the testing requirements set forth in Exhibit C. The Delivery dates for the Satellites are set forth in Article 4(B) (Delivery Schedule).

(i) Initial Satellites. The first seventeen (17) Satellites ordered by Globalstar shall be referred to as the “Initial Satellites.” The first Satellite shall be a proto-flight model (“PFM”) to be tested at qualification levels and acceptance duration as a PFM.

(ii) Option for Additional Satellites. [*]

(B) Additional Deliverables and Services. In addition to the Satellites, the scope of this Agreement includes the following Deliverables and Services: [*]

(C) Performance Commitment. Contractor shall develop, produce, test, deliver, and support the Deliverables and Services in accordance with the terms and conditions set forth in this Agreement (including all applicable exhibits and SOWs) and the Specifications by the dates designated herein and therein.

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Article 2. Resources and Personnel

(A) [*]

(B) [*]

(C) Collaboration and Access. Contractor shall collaborate with Globalstar on all aspects of the Deliverables and Services and provide Globalstar access to any applicable resources and Contractor Personnel, including: (i) allowing Globalstar Personnel to participate fully in all aspects of the Deliverables and Services (excluding Contractor’s internal meetings); (ii) sharing all relevant documentation and data; and (iii) facilitating co-location of Contractor and Globalstar Personnel.

(D) Contractor Personnel. Contractor shall provide all Contractor Personnel necessary to meet its obligations under this Agreement. Contractor Personnel involved in the development of the Deliverables and the performance of the Services shall have all requisite skills, experience, and expertise to perform assigned tasks. Subject to Globalstar’s approval, which shall not be unreasonably withheld nor delayed, Contractor will designate a program manager who shall be responsible for oversight and management of the Deliverables and Services, including responding to Globalstar’s questions and issues relating to the Deliverables and Services. Globalstar may require Contractor Personnel to sign a written agreement with Contractor (with a copy of such agreement to be provided to Globalstar within a reasonable timeframe upon request from Globalstar) acknowledging and agreeing to comply with certain security and confidentiality requirements. Contractor represents that it has written agreements in place with each Contractor Personnel sufficient to enable Contractor to comply with all provisions of this Agreement.

(E) Key Personnel and Program Manager. Contractor shall identify a key person for each of the positions set forth in the table below that shall be dedicated to working on the Deliverables and Services until the successful completion of Contractor’s obligations under this Agreement (collectively the “Key Personnel”). Key Personnel may be removed from performance of Services under this Agreement only with written approval of Globalstar, or due to circumstances outside the control of Contractor, and shall be replaced by Contractor (with Globalstar’s written approval which shall not be unreasonably withheld nor delayed) with Personnel of substantially equal qualifications and ability. [*]

(F) Satellite Specialists. Contractor shall assign sufficient satellite specialists (including payload, thermal, AOCS, power, data handling, mission analysis) to support Globalstar for the early operations of the Satellites (Satellite acquisition, stabilization, initialization and orbit raising).

(G) Subcontractors. Contractor may subcontract the performance of any of its obligations under this Agreement to an entity (a “Subcontractor”) provided that Contractor: (i) first obtains Globalstar’s written consent with respect to any Major Subcontractor (Globalstar shall have 15 days to reject or accept Contractor’s request and if Globalstar does not respond within the specified timeframe, then the Parties shall meet as soon as possible to discuss and resolve Contractor’s request); (ii) [*]

(H) Related Entities. Related Entities of Contractor may provide Deliverables and perform Services under this Agreement, provided that each such Related Entity has been approved by Globalstar in writing (such approval not to be unreasonably withheld nor delayed) and has executed an agreement that requires it to comply with the terms of this Agreement. Contractor is not relieved of any of its obligations under this Agreement by virtue of a Related Entity performing the obligations under this Agreement. Contractor hereby guarantees the performance of the terms and conditions of this Agreement by such Related Entities. Any breach of this Agreement by a Related Entity is deemed to be a breach of this Agreement by Contractor.

(I) [*]

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Article 3. Inspection and Acceptance

(A) Inspection and Acceptance. Deliverables and Services (including interim and final Milestone Events) will be subject to inspection, test, and acceptance or rejection by Globalstar. Globalstar may, in Globalstar’s sole discretion, reject any Deliverable or Service that does not meet the Specifications or otherwise comply with the terms of this Agreement. Upon rejection of a Deliverable or Service, Contractor shall: (i) as soon as reasonably practicable but no later than 30 days after rejection, provide a plan acceptable to Globalstar to re-deliver the Deliverables or re-perform the Services; (ii) promptly correct any failure to comply with the terms of this Agreement in accordance with the agreed plan; and (iii) re-deliver the rejected Deliverable or re-perform the rejected Service as soon as practicable. Globalstar will accept or reject the re-delivery or re-performance in accordance with the foregoing procedure, until Globalstar either accepts or cancels the Deliverable or Service. Globalstar shall provide written notice to Contractor following its final acceptance of Deliverables and Services (“Final Acceptance”).

(B) Satellite Inspection and Acceptance. Without limiting Article 3(A) (Inspection and Acceptance), each Satellite shall be subject to the inspection and acceptance terms set forth in this Article 3(B) (Satellite Inspection and Acceptance) in accordance with the Delivery Schedule.

(i) Pre-Shipment Review. Contractor shall complete a pre-shipment review of each Satellite, which covers a summary of all the testing completed on the Satellite, and resolution of all non-conformances (if any) encountered during the production and testing of the Satellite, as set forth in Exhibit A (“PSR”). Following a successfully completed PSR for a Satellite, Contractor shall sign and provide to Globalstar a PSR acceptance certificate. Globalstar may either: (a) countersign the PSR acceptance certificate, which shall deem the Satellite “Available for Shipment,” and provide directions for shipment to a Launch Site, storage, or other destination; or (b) identify to Contractor the grounds for objecting to the PSR. A “successfully completed PSR” of a Satellite shall mean that: (1) the PSR complies with the provisions of Exhibits A and B; (2) [*]

(ii) Post-Shipment Verification Review. Contractor shall conduct an inspection of each Satellite after delivery to the Launch Site, including as set forth in Exhibit A, to verify that the Satellite has not been degraded or experienced any damage during transportation from Contractor’s facility (“Post-Shipment Verification Review”). Thereafter, Contractor shall perform tests in accordance with the program test plan and relevant portions of Exhibit C, in the presence of Globalstar.

(iii) Flight Readiness Review. Contractor shall conduct a flight readiness review of each Satellite, which establishes that the Satellite has successfully survived the transportation from the manufacturer’s facilities to the launch base, and passed all the launch base testing as set forth in Exhibit A (“Flight Readiness Review”), whereupon Contractor shall either certify Satellite compliance or notify Globalstar of those items which fail to meet the requirements of Exhibits A, B, and C. Upon satisfactory completion by Contractor of all requirements of Exhibits A, B, and C, mutually acceptable to Globalstar and Contractor, Contractor shall provide written notice of the completion of Flight Readiness Review. Following such notification, Contractor shall be authorized to proceed to the Launch Readiness Review.

(iv) Launch Readiness Review. Contractor shall conduct a launch readiness review for each Satellite, which establishes that the Satellite has been successfully integrated on to the selected Launch Vehicle and passed all the safety requirements dictated by the Launch Service Provider as set forth in Exhibit A (“Launch Readiness Review”). Contractor shall either certify Satellite compliance or notify Globalstar of those items which fail to meet the requirements of Exhibits A, B, and C. Upon satisfactory completion by Contractor of all requirements of Exhibits A, B, and C, mutually acceptable to Globalstar and Contractor, Contractor shall provide written notice of the completion of Launch Readiness Review of each Satellite. Upon such notification, a Satellite shall be ready for launch unless, at any time prior to Intentional Ignition, Contractor shall notify Globalstar if a Satellite is not ready for launch. Upon such notification and prior to launch, Contractor shall remedy such deficiencies or satisfactorily complete other conditions acceptable to Globalstar.

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

(v) Satellite Final Acceptance. Final Acceptance of a Satellite not being delivered into storage shall occur upon Intentional Ignition, except that in case of terminated launch as set forth in Article 4(D) (Title and Risk of Loss) where Final Acceptance shall be deemed not to have occurred. Final Acceptance of a Satellite held in storage shall be made upon the earlier of: (a) twelve (12) months following the date that the Satellite was placed in storage; or (b) upon Intentional Ignition.

(C) DSS Inspection and Acceptance. Without limiting Article 3(A) (Inspection and Acceptance), each DSS shall be subject to the inspection and acceptance terms set forth in this Article 3(C) (DSS Inspection and Acceptance).

(i) Factory Acceptance Test. Contractor shall conduct a factory acceptance test review for each DSS at Contractor’s facilities, including as set forth in Exhibit A (“Factory Acceptance Test Review”). Upon successful completion of the Factory Acceptance Test Review, Contractor shall provide such certification to Globalstar. If Globalstar objects, it shall provide reasons for such objection to Contractor. Upon such notification by Globalstar or if the DSS does not successfully complete the Factory Acceptance Test Review, Contractor shall remedy the deficiencies and satisfactorily complete other conditions mutually acceptable to Globalstar and Contractor after which Contractor shall proceed to ship each DSS to the designated DSS installation site. Globalstar shall accept or reject the Factory Acceptance Test Review, in writing within ten business days of receiving the certificate from Contractor.

(ii) Simulator Completion Review. Contractor shall conduct a verification of DSS performance in standalone mode, including as set forth in Exhibit A (“Simulator Completion Review”). Upon successful completion of the Simulator Completion Review, Contractor shall provide such certification to Globalstar. Globalstar shall notify Contractor of its acceptance or rejection of the Simulator Completion Review within 15 business days of receiving the certificate from Contractor. If Globalstar objects, it shall provide reasons for such objection to Contractor. Upon such notification by Globalstar or if the DSS does not successfully complete the Simulator Completion Review, Contractor shall remedy the deficiencies and satisfactorily complete other conditions mutually acceptable to Globalstar. Contractor and Globalstar shall, after the successful completion of the Simulator Completion Review, certify in writing on a form mutually agreed, that Final Acceptance of each DSS has occurred.

Article 4. Delivery and Delivery Schedule

(A) Delivery. Contractor shall deliver the Deliverables and Services on time and to the correct location. Time is of the essence as to the delivery of the Deliverables and Services. Contractor shall promptly notify Globalstar as soon as it becomes aware of any delay or potential delay in delivery of the Deliverables or Services. If Contractor is unable to provide the Deliverables or Services in accordance with the Delivery Schedule for any reason, then Contractor shall, without limiting any other remedy Globalstar may have: (i) promptly notify Globalstar, specify the reason for such failure, provide a plan to rectify the same, and use all reasonable efforts to ensure no further delay or impact on the Delivery Schedule; and (ii) use best efforts to assign such additional resources and Contractor Personnel required to resolve the issue and to meet the required future dates.

(B) Delivery Schedule. A high-level Delivery Schedule for the Satellites is set forth in the table below. Additional details for the applicable Milestone Events for Initial Satellites are set forth in Exhibit F. Delivery of a Satellite shall be deemed to have occurred at a successfully completed Pre-Shipment Review. Delivery of a DSS shall be deemed to have occurred upon successful completion of the Simulator Completion Review. [*]

(C) Location of Delivery.

(i) Satellites. Each Satellite which is Available for Shipment shall be transported, along with all associated Ground Support Equipment, at Contractor’s risk and expense (Delivered Duty Paid (DDP), Incoterms 2020), to the Launch Site selected for the launch of the respective Satellite, unless Globalstar directs Contractor to deliver the Satellite to storage in accordance with Article 10 (Satellite Storage). Notwithstanding the forgoing, Globalstar may direct Contractor to deliver the Satellite to the airport nearest to the Launch Site into the custody of the Launch Services Provider. If a Satellite requires repair after delivery to the Launch Site, all transportation from the Launch Site to the repair facility and back shall be at the expense of Contractor, except if the damage occurred between the time the Satellite arrived at the airport until it was delivered to the Launch Site in which case Globalstar shall be responsible for the repair/replacement costs (including transportation costs) of the Satellite. Contractor shall

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

be responsible at its risk and expense for removing or disposing of all Ground Support Equipment and remaining Satellite propellant, if any, used on or brought to the Launch Site from the Launch Site after completion of launches.

(ii) DSSs and Satellite Flight Computer Software. The DSSs and the Satellite Flight Computer Software shall be transported via electronic transmission in a manner acceptable to Globalstar, at Contractor’s risk and expense (Delivered Duty Paid (DDP), Incoterms 2020).

(iii) The Parties agree that the price set forth in this Agreement assumes that the Satellites, DSSs, Dispensers, SOCC and Satellite Flight Computer Software will be transported by Contractor to a location in the United States or Canada. If Globalstar instructs Contractor to deliver any of them to a location outside the United States or Canada, Globalstar will pay Contractor reasonably and accurately documented actual costs (excluding allocations and overhead) incurred by Contractor in connection with the delivery outside United States or Canada that are incremental beyond the cost of delivery to a location within the United States or Canada (including but not limited to incremental transport costs, incremental transit insurance, incremental employment taxes, and any incremental duties and taxes applied at the delivery location).

(D) Title and Risk of Loss. Subject to Article 5(C) (Title and Risk of Loss for Stored Satellites): (i) title to and risk of loss for a Satellite shall pass from Contractor to Globalstar upon Intentional Ignition, except as provided in Article 10(C) (Title and Risk of Loss for Stored Satellites); and (ii) title to and risk of loss for DSSs and Satellite Flight Computer Software shall pass from Contractor to Globalstar upon Final Acceptance thereof. Contractor hereby agrees that following Intentional Ignition, should the launch sequence be successfully terminated prior to lift-off of the Launch Vehicle, then at the subsequent time the launch pad is declared safe by the Launch Services Provider, title, care, custody, control, and risk of loss to each applicable Satellite shall revert to Contractor. Notwithstanding the foregoing, the Parties agree that Contractor shall not be responsible for delays due to damage to a Satellite caused solely by the Launch Service Provider after delivery to the Launch Service Provider, provided that Contractor uses all reasonable efforts to minimize any such delays.

(E) No Encumbrances. Contractor shall ensure title to the Satellites, Satellite Flight Computer Software, and DSSs shall pass to Globalstar free and clear of any claims, liens, encumbrances, and security interests of any nature. Contractor shall not grant to third parties any lien, encumbrance, or security interest of any nature on the Satellites, propellant on board the Satellites, Satellite Flight Computer Software, and DSSs.

Article 5. Price

The price for the Deliverables and Services is set forth in the table below. The Parties agree that such amount compensates Contractor in full to provide the Deliverables and Services under this Agreement. Exhibit F sets forth a detailed payment plan for the Initial Satellites. The Parties will agree in good faith to a payment plan for the Additional Satellites upon delivery of any Option Notice. Such payment plan shall require payments upon Milestone Events such that the percentage of payments over time shall be no more accelerated for the Additional Satellites as compared to the Initial Satellites per Exhibit F.

[*]

Article 6. Delivery Delay

(A) Delivery Delays. Contractor understands if Contractor does not successfully complete PSR for the Satellites in accordance with the Delivery Schedule (each a “Delivery Delay”), Globalstar may incur additional costs and damages, which damages are likely to be significant and that on-time Delivery of the first eight Satellites is particularly time-critical. Therefore, if there is a Delivery Delay, Contractor shall pay Globalstar the amounts set forth in Article 6(B) (Liquidated Damages for Delivery Delays) to compensate Globalstar for damages caused by each Delivery Delay (the “Liquidated Damages”). The Parties agree that the Liquidated Damages are a reasonable estimate of the above-described costs and damages, which are difficult to ascertain, and are not intended to address any other costs or damages for delays that exceed the highest number of days in the applicable table below. Except with respect to Delivery Delays not exceeding 180 days (for the first eight Satellites) or 240 days (for Satellites after the first eight Satellites), the Parties do not intend for this Section to limit Globalstar’s ability to seek damages or any other available remedies under the Agreement or any other related agreement between the Parties.

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

(B) Liquidated Damages for Delivery Delays.

[*]

Article 7. Payment

(A) Cancellation. Globalstar may cancel all or part of the Deliverables or Services at any time by providing Contractor written notice.

(i) [*]

(ii) Costs Following Cancellation. Globalstar will not be responsible for any costs in connection with cancelled Deliverables or Services except for payment of (or Contractor shall refund Globalstar if such amount is negative) an amount equal to: [*]

(B) Contractor Taxes. Except as otherwise stated herein, Contractor will pay all applicable taxes related to any compensation received under this Agreement, including all taxes associated with the performance of the Services in each country which Services are performed (whether by Contractor or the Subcontractors) or in any country outside the United Sates where the Satellite is placed in storage as set forth in with Article 10 (Satellite Storage). Such taxes shall be paid by Contractor when they become due in compliance with the regulations in force at that time and will not be invoiced to Globalstar under this Agreement. Globalstar will not make deductions from its payments to Contractor for taxes, insurance, bonds, or any other subscription of any kind. Globalstar shall pay all applicable taxes and duties associated with the import of the Deliverables to the delivery location.

(i) Withholding Taxes. Where any taxation authority imposes any income tax on the payment for Deliverables or related services by Globalstar to Contractor and requires Globalstar to withhold such tax (“Withholding Tax”), Globalstar may deduct such Withholding Tax from the payment to Contractor and remit such Withholding Tax to the relevant taxing authority on behalf of Contractor. The determination of the applicability of a Withholding Tax is at Globalstar’s sole discretion. In the event a reduced Withholding Tax rate may apply on payments to Contractor, Contractor shall provide to Globalstar as soon as practicable all documentation necessary to demonstrate that Contractor is qualified for the reduced rate of Withholding Tax. If the necessary documentation is not provided in a timely fashion before payment, the reduced Withholding Tax rate will not apply and any payments to Contractor shall be subject to the full rate of Withholding Tax. Upon reasonable request by Contractor, Globalstar shall provide Contractor with tax receipts or other documentation evidencing the payment of such Withholding Tax when available.

(ii) Documentation. Upon request, Contractor shall provide Globalstar with a validly executed U.S. Internal Revenue Service form to establish its U.S. or non-U.S. status or any other necessary tax documentation. A non-U.S. Contractor shall note, on each invoice issued to Globalstar under this Agreement, the amount of Deliverables produced or related services performed by Contractor within the United States, if any.

(C) Currency. All amounts payable will be specified and paid in United States Dollars.

(D) Costs. Except as otherwise expressly agreed upon by the Parties in writing, Contractor is solely responsible for costs incurred under this Agreement.

(E) Set-Off and Recoupment. [*]

(F) Failure to Pay. In the event Globalstar fails to pay a successful completed Milestone Events for Deliverables or Services for which there has been a Final Acceptance in accordance with this Agreement within the payment terms stated herein, and such breach is not cured within 30 days of written notice from Contractor, then the Parties shall promptly escalate the matter to senior officers and such senior officers shall use reasonable best efforts to resolve the matter as promptly as practicable. If such matter has not been resolved and the amount remains unpaid 60 days following such escalation, then Contractor may, at its sole discretion, elect by written notice to submit a Contractor Stop Work Order under the terms and conditions of Article 9 (Stop Work) of this Agreement, with no resumption required until such breach is cured. Upon delivery of the payment, Contractor shall resume the performance of the suspended activities and the Parties shall agree on an equitable adjustment to the Delivery

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Schedule to capture the impact resulting from the suspension. Should the Contractor Stop Work Order issued by Contractor pursuant to this paragraph exceed a cumulative period of 120 days without payment on the amount at issue being delivered to Contractor, then Contractor shall be entitled, at its sole discretion and at any time until such breach is cured, to terminate the Agreement and such termination shall be in accordance with Article 22 (B) (Termination for Convenience) as if Globalstar issued the termination notice.

(G) [*]

Article 8. Deviations, Waivers, and Change Orders

(A) Deviations and Waivers. Contractor shall not modify any delivered Deliverables (including the Satellites) without Globalstar’s prior written consent. Contractor shall not take any action to conceal, obscure, or facilitate any non-compliance with this Agreement. Should Contractor desire to deviate from the Specifications or other requirements of a specific Deliverable or Service, Contractor may request in writing a deviation or waiver (each a “RFD/RFW”), as set forth in Exhibit A. Globalstar may grant or deny each RFD/RFW in its sole discretion.

(B) [*]

Article 9 Stop Work

(A) Globalstar Stop Work Orders. Globalstar may, at any time, by written notice to Contractor (the “Globalstar Stop Work Order”), direct Contractor to suspend its performance under this Agreement in whole or in part for a maximum cumulative duration of 18 months. Any Globalstar Stop Work Order shall specify the date of suspension, the estimated duration of the suspension, and whether it is in whole or in part. Upon receiving any Globalstar Stop Work Order, Contractor shall promptly suspend its performance under this Agreement to the extent specified, and during the period of such suspension, shall properly care for and protect all work in progress and materials, supplies, and equipment Contractor has on hand for the performance of its obligations under this Agreement to which such Globalstar Stop Work Order relates. Upon receipt of the Globalstar Stop Work Order, Contractor shall promptly identify to Globalstar portions of the work that Globalstar may wish to continue in order to reduce the impact of the Globalstar Stop Work Order and Globalstar shall advise Contractor accordingly.

(B) Resumption of Work or Termination for Globalstar Stop Work Orders. Globalstar may, at any time during the effectivity of a Globalstar Stop Work Order, either: (i) direct Contractor to resume the performance of its obligations under this Agreement in whole or in part by written notice to Contractor, and Contractor shall resume the performance of its obligations under this Agreement, provided the Delivery Schedule and the price as set forth in Article 5 (Price) for the affected Deliverables and Services is adjusted to account for the impact of the Globalstar Stop Work Order; or (ii) cancel any Deliverables or Services pursuant to Article 7(A) (Cancellation). With regards to adjustments to price, the price will be adjusted in accordance with Article 11(L) (Additional Services).

(C) Contractor Stop Work Orders. Contractor may, by written notice to Globalstar (the “Contractor Stop Work Order”), suspend its performance under this Agreement if Contractor has the right to do so under Article 7(C)(ii) (Deferred Payments) or Article 7(H) (Failure to Pay). Any Contractor Stop Work Order shall specify the date of suspension. Upon delivering any Contractor Stop Work Order, Contractor shall promptly suspend its performance under this Agreement, and during the period of such suspension shall properly care for and protect all work in progress and materials, supplies, and equipment Contractor has on hand for the performance of its obligations under this Agreement.

(D) Resumption of Work or Termination for Contractor Stop Work Orders. Upon satisfaction of Globalstar’s payment obligations under Article 7(C)(ii) (Deferred Payments) or Article 7(H) (Failure to Pay), Contractor shall immediately resume the performance of its obligations under this Agreement and the Delivery Schedule and the price as set forth in Article 5 (Price) for the affected Deliverables and Services shall be adjusted to account for the impact of the Contractor Stop Work Order. With regards to adjustments to price, the price will be adjusted in accordance with Article 11(L) (Additional Services).

Article 10. Satellite Storage

[*]

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Article 11. Options

[*]

Article 12. Globalstar’s Undertakings

(A) Launch Services. Globalstar will procure the Launch Services to perform the launch mission in accordance with one or more Launch Services Agreements with one or more Launch Services Providers. This procurement includes dispensers unless Globalstar exercises the option per Article 11(D) (Dispensers). Contractor will provide two High-Fidelity Mass Simulators and support the qualification of the dispenser including fit checks, coupled loads analysis, and other items needed for successful launch and separation of the Satellites. Subject to government requirements, Globalstar will use reasonable efforts to arrange with the Launch Services Provider to provide Contractor and its Subcontractors access to the Launch Sites, utilities, and services at the Launch Sites necessary to permit Contractor to: (i) support the launch schedule; (ii) conduct testing; and (iii) provide the Launch Support Services.

(B) Access. Subject to government requirements, Globalstar will use reasonable efforts to provide access to Contractor and its Subcontractors at each of Globalstar’s SOCC facilities and to in-orbit test equipment, on a timely basis, as necessary to permit Contractor to: (i) deliver, install, and test the DSSs; and (ii) perform the MOSS.

(C) Permits. Globalstar shall be responsible for obtaining all necessary approvals, authorizations and/or licenses to launch, test, control, and operate the Satellites.

(D) Notice. Contractor shall promptly notify Globalstar of any failure by Globalstar to perform any of its obligations under this Agreement which may cause Contractor to be delayed or to incur additional costs.

Article 13. Confidentiality

[*]

Article 14. Information, Access, and Audits

(A) Supply Information. Contractor shall provide to Globalstar regular and detailed reports and data to enable Globalstar to monitor the development, testing, and production of the Deliverables, including the status of all work in progress, production and testing data, and any failure analysis (“Supply Information”). Contractor shall ensure that the Supply Information provided to Globalstar is complete and accurate and Contractor shall not conceal or obscure any quality issues with the Deliverables or changes to the manufacturing processes. Contractor shall ensure each Subcontractor provides any applicable Supply Information directly to Globalstar.

(B) Progress Meetings, Presentations and Facility Access. In addition to any other meetings called for under the provisions of this Agreement, Contractor shall provide the Personnel, facilities, materials, and support to conduct the following meetings and presentations with Globalstar: (i) informal program manager meetings; (ii) informal project level technical review meetings; and (iii) management level presentations as deemed appropriate by Contractor or Globalstar’s management and subject to reasonable prior notice by Globalstar. Whenever Globalstar Personnel accesses Contractor’s facilities pursuant to this Agreement, such access shall be conducted in a way to minimize, to the extent reasonably practical, interference with Contractor’s normal work, and Globalstar Personnel shall comply with all applicable Contractor security and health and safety policies while at Contractor’s facilities. Additional details regarding Globalstar Personnel’s access of Contractor’s facilities may be set forth in one or more SOWs.

[*]

(i) Prior to each visit, the Parties shall work together in good faith to coordinate the time in which access to the facilities will be made available to the Globalstar Personnel. (Note, Contractor’s security policies require that all visitors be escorted while at Contractor facility, as such access shall be conditional on Contractor

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Personnel being present). Contractor acknowledges and agrees that Globalstar intends to have one or more members (such number to be reasonably determined by Globalstar) of Globalstar Personnel onsite at Contractor’s facilities on an ongoing basis, and Contractor shall make office space and equipment reasonably available to Globalstar to facilitate the ability for these Personnel to work onsite at Contractor’s facilities.

(C) Access to Work in Progress. Subject to any applicable conditions set forth in this Agreement, Contractor shall provide Globalstar access to Contractor’s or its Major Subcontractor’s facilities, records, and Personnel involved in the performance of Contractor’s obligations under this Agreement, including all work in progress and completed Deliverables, Technical Data and information, test data, documentation, testing and hardware, as further set forth in Exhibit A. Contractor shall make Contractor Personnel who are knowledgeable of the relevant records, processes, conditions, and facilities available during to Globalstar and ensure that any information and documentation provided are complete and accurate.

[*]

Article 15. Intellectual Property Rights

[*]

Article 16. Licenses for Export and Launch

(A) Export of Licensed Items. This Agreement is subject to all applicable United States laws and regulations relating to the export of Licensed Items and to all applicable laws and regulations of the country or countries to which such Licensed Items are exported or are sought to be exported. Contractor shall obtain all approvals and licenses required by the laws and regulations of the United States and any other country or countries to which the Licensed Items are exported or are sought to be exported. Contractor shall fully comply with all requirements of any technical assistance agreement related to the substance of this Agreement, whether included as an Appendix hereto or not.

(B) Failures to Obtain Export Approvals. If a government refuses to grant a required approval or license to export the Licensed Items, or to launch a Satellite, or revokes or suspends an approval or license subsequent to its grant, or grants a license or approval subject to conditions, then: (i) this Agreement shall, nevertheless, remain in full force and effect unless terminated in accordance with this Agreement; or (ii) the Delivery Schedule shall be equitably adjusted if and to the extent such refusal, revocation, suspension, or grant subject to conditions results from factors beyond Contractor’s reasonable control, and in spite of Contractor’s use of best efforts. Such refusal, revocation, suspension, or conditional license shall not affect the obligations of the Parties under this Agreement that are not directly affected by the refusal, revocation, suspension, or conditional license.

(C) Technical Assistance Agreement. Contractor and Globalstar shall cooperate in completing all technical assistance agreements which will allow Globalstar to be directly involved in matters related to some or all Licensed Items, including Launch Services.

Article 17. Representations and Warranties

(A) General. Contractor represents and warrants that: (i) Contractor has full power, authority and legal right to enter into this Agreement, Contractor has the right to grant the rights and licenses contained in this Agreement, and Contractor’s performance of this Agreement will not cause Contractor to breach any other written agreements to which it is a party or is bound; (ii) prior to delivery Contractor has full and warrantable title to the Deliverables, which will be delivered free and clear of liens and encumbrances; (iii) all specifications, reports, and other documentation provided by Contractor are complete and accurate; (iv) the Deliverables will not be misbranded or falsely labeled, advertised, or invoiced; (v) the Deliverables and the performance of any obligations under this Agreement do not infringe any Intellectual Property Rights of a third party and no fees or royalties shall be due from Globalstar with respect to use of such Deliverables; (vi) the Deliverables are new and comprised of new materials when delivered, and do not include materials that have previously been delivered to third parties; (vii) the Deliverables are safe for any use that is consistent with the Specifications or that is reasonably foreseeable; (viii) the Deliverables conform to the Specifications and are free from any defects; (ix) Contractor has, with respect to any third-party technology used in the Deliverables, obtained all necessary rights from the third party to permit

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Globalstar to use such technology in accordance with this Agreement, without payment of any royalties or other payments to such third party or any other restrictions (except for the payment of any applicable fees specified in Article 11 (Options)); (x) the Software does not contain any viruses, malware, or other harmful code; (xi) the Deliverables will not contain any Open Source Software unless Globalstar has given its prior written authorization otherwise; (xii) the Deliverables shall not be subject to any third party encumbrances, royalties, restrictions, or requirements, including, any versions of the GPL or LGPL (GNU General Public License or Lesser General Public License), open source license, or any other third party license requirements; and (xiii) the Deliverables shall be free of any and all viruses, Trojan horses, trap doors, and other harmful or limiting code.

(B) Satellite Conformance Warranty. Notwithstanding Article 17(A)(viii) (General), Contractor represents and warrants that each Satellite will be free from material defects in materials and workmanship and will conform to the Specifications, including the requirements in Exhibit B until Intentional Ignition or five years after the Satellite is placed in storage, whichever occurs first. Notwithstanding the preceding sentence, after Intentional Ignition and during the service life of the Satellite, Contractor shall perform Anomaly Support as specified in Exhibit A, and in the event of any material defect, shall perform any repairs that can be affected from the ground and otherwise use best efforts to address the defect from the ground. In the event that any issues are discovered on any Satellite being tested in the factory or in the event of any industry alerts on any relevant parts that are discovered after a satellite has shipped but prior to launch, Contractor shall promptly notify Globalstar and fix the affected parts on all unlaunched Satellites. For clarity, Contractor’s obligations under this Article 17(B) (Satellite Conformance Warranty) do not extend to defects in software resulting from modifications or patches made primarily by Globalstar or for damage to a Satellite caused primarily by the Launch Service Provider.

(C) Satellite Flight Computer Software Warranty. Notwithstanding Article 17(A)(viii) (General), Contractor represents and warrants that the Satellite Flight Computer Software will be free from material defects in materials and workmanship and will conform to the Specifications, including the requirements in Exhibit B. This warranty shall start upon the date of Final Acceptance and shall continue for a period of five years. The scope of this warranty is as set forth in Exhibit A. For clarity, Contractor’s obligations under this Article 17(C) (Satellite Flight Computer Software Warranty) do not extend to defects in software resulting from modifications or patches made primarily by Globalstar.

(D) SOCC Software Warranty. Notwithstanding Article 17(A)(viii) (General) and subject to Globalstar exercising the option under Article 11(G), Contractor represents and warrants that the SOCC software will be free from material defects in materials and workmanship and will conform to the Specifications, including the requirements in Exhibit I. This warranty shall start upon the date of Final Acceptance and shall continue for a period of five years. For clarity, Contractor’s obligations under this Article 17(D) (SOCC Software Warranty) do not extend to defects in software resulting from modifications or patches made by Globalstar or a third party on behalf of Globalstar.

(E) DSS Warranty. Notwithstanding Article 17(A)(viii) (General), Contractor represents and warrants that the DSS will be free from material defects in materials and workmanship and will conform to the Specifications, including the requirements in Exhibit E. This warranty shall start upon the date of Final Acceptance thereof and shall continue for a period of five years. For clarity, Contractor’s obligations under this Article 17(E) (DSS Warranty) do not extend to defects in software resulting from modifications or patches made primarily by Globalstar or for damage to the DSS caused by Globalstar.

(F) Duty to Correct for R&W. Contractor shall, at any time during the respective warranty periods expressed in Article 17(B) (Satellite Conformance Warranty), Article 17(C) (Satellite Flight Computer Software Warranty), and Article 17(E) (DSS Warranty) and irrespective of prior inspections or acceptance, at Globalstar’s option and after consultation with Contractor: (i) correct or replace the Deliverables; (ii) re-perform the Services; or (iii) if correction, replacement, or re-performance is impractical, refund Globalstar or credit Globalstar for any amounts paid by Globalstar for the defective or nonconforming Deliverables or Services, and relieve Globalstar of any obligation to pay any amounts incurred but not yet paid for the defective Deliverables or Services or any related Deliverables or Services directly impacted by such defective Deliverables or Services.

(G) Regular and Diligent Review. In addition to the rights, duties, and obligations of Contractor under other provisions of this Agreement, Contractor shall regularly and diligently review and assess the generic design of each Satellite and related equipment, and the performance data available from any Satellite which has been launched or is to be launched and the performance of any equipment (other than Satellites) supplied, operated, or installed or to be

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

so supplied, operated or installed by Contractor up to the time of launch for a Satellite. If such review and assessment shows that a defect exists which affects adversely or is reasonably likely to affect adversely in any material respect the operation or performance of a Satellite or other equipment, Contractor shall notify Globalstar of any changes required thereto and, upon the written agreement of Globalstar, take prompt and appropriate measures at Contractor’s sole cost to correct a Satellite and other equipment before launch, so as to eliminate the defect therefrom.

(H) Limited Warranties. Notwithstanding any other provisions of this Agreement to the contrary, the warranties provided in this Agreement are in lieu of all other warranties, express or implied, including fitness for particular purpose or merchantability, whether arising from law, custom, or conduct, and the rights and remedies provided herein are exclusive and in lieu of any other rights and remedies with respect to the failure by Contractor to furnish deliverable items free from any defect in materials, workmanship, or conformance with specification requirements.

Article 18. Indemnification

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(A) Duty to Correct for IPR Claims. If a third party claims that the Deliverables infringe any Intellectual Property Rights, Contractor shall, in addition to its other obligations under this Article 18 (Indemnification), promptly notify Globalstar in writing of such claims and, at its own expense, exercise one or more of the following remedies in coordination with Globalstar and at a time and in a manner that will avoid material risks of delay in meeting the applicable Delivery dates and any risk of interruption of Globalstar’s business: (i) obtain for Globalstar, from such third party, rights with respect to the Deliverables to enable Contractor to perform its obligations under this Agreement; (ii) modify the Deliverables so they are non-infringing and in compliance with this Agreement; (iii) replace the Deliverables with non-infringing versions that comply with the requirements of this Agreement; or (iv) if Contractor is unable to comply with items (i), (ii) and (iii), at Globalstar’s request, accept the cancellation of infringing Deliverables and refund any amounts paid.

Article 19. Insurance

(A) Insurance and Loss Prevention. Contractor shall, at no cost to Globalstar, maintain the following minimum insurance in full force and effect throughout the term of this Agreement: (i) public liability or general liability insurance and products liability insurance (either in combined form or in separate policies), including coverage for bodily injury and property damage, products liability, claims by one insured against another insured, and Contractor’s defense and indemnity obligations under this Agreement, with coverage of not less than $[*] combined single limit per occurrence and $[*] annual aggregate; (ii) automobile liability insurance in compliance with all statutory requirements for all owned, non-owned, and hired motor vehicles used in the performance of Contractor’s obligations under this Agreement; (iii) workers’ compensation or employer’s liability insurance in compliance with all statutory regulations in any country, state, territory, or province where any of the Services or Deliverables are provided, manufactured, or delivered; (iv) electronics errors and omissions insurance of $[*] Contractor’s liability for claims arising out of design specifications provided by Contractor; and (v) insurance with sufficient limits to cover Contractor’s liability for risk of loss or damage to Globalstar property (including Deliverables and work in progress) while in Contractor’s care, custody, or control, including while in or about Contractor’s and its Subcontractors’ premises, while at other premises which may be used or operated by Contractor for construction or storage purposes, and while in transit, or while at the Launch Site until Intentional Ignition for a Satellite. The amount of insurance shall be sufficient to cover the full replacement value of all Deliverables and Services. Upon request by Globalstar, Contractor will provide any certificates of insurance to Globalstar. Additionally, Contractor will add Globalstar as an additional insured under the “all risks” insurance as far as Globalstar’s interests may appear.

(B) Insurance Applicability. The insurance coverage that Contractor is obligated to maintain pursuant to Article 19(A) (Insurance and Loss Prevention) must include either: (i) an indemnity to principals clause and either a blanket interest provision or a separate note as to the interests of Globalstar, all officers and directors of Globalstar, and any other party which Globalstar identified prior to the Effective Date as principals for liabilities and damages for which Contractor is obligated to provide indemnity to such parties pursuant to this Agreement; or (ii) Globalstar and any other party which Globalstar may reasonably designate as additional insureds as identified by Globalstar

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

prior to the Effective Date or mutually agreed by the Parties for liabilities arising out of the acts or omissions of Contractor, its employees, and agents in the performance of this Agreement. Any property insurance that Contractor maintains in accordance with the terms of the Agreement must include Globalstar as loss payees, as their interests may appear. The insurance described in this Article 19 (Insurance) shall be primary to and without a right of contribution from any insurance maintained by or otherwise afforded to Globalstar. The insurance may be issued with deductibles, which are consistent with Contractor’s current insurance policies. The amount of any loss up to the value of the deductible level, or not otherwise covered by the insurance, shall be borne by Contractor.

(C) Maintenance of Insurance. Within a reasonable time after the Effective Date and after replacement or renewal of coverage, Contractor shall deliver to Globalstar standard evidence of the maintenance of the coverage required by this Article 19 (Insurance). In the event of cancellation of any required coverage, Contractor shall promptly replace such coverage so that no lapse in insurance occurs.

(D) Certificate of Compliance. Contractor shall provide to Globalstar, at least 24 hours prior to Intentional Ignition, a written statement containing the following: (i) the Satellites to be launched have passed qualification and acceptance tests, including the Flight Readiness Review, under this Agreement, subject to written waivers that have been issued and approved by Globalstar; and (ii) any and all known defects or anomalies observed on: (a) already launched or on ground similar satellites manufactured by Contractor; or (b) on the Satellites to be launched during their development, which came to Contractor’s knowledge prior to the Flight Readiness Review, have been recorded and investigated and that all required remedy measures have been implemented in accordance with the applicable quality procedures as far as applicable and in so far as they would adversely affect the performance of the Satellites to be launched, such information provided to Globalstar.

Article 20. Force Majeure

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Article 21. Limitation of Liability

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Article 22. Termination

(A) Termination for Default.

(i) Globalstar Right to Terminate for Default. Globalstar may terminate this Agreement at any time, upon written notice, if: (a) Contractor materially breaches any of its obligations under this Agreement (except Delivery Delays which are subject to subsection (b) below) and Contractor either: (i) fails to provide a recovery plan for material breach (which includes a specific time line for cure of the material breach) within 30 days after notice which is accepted by Globalstar in writing; or (ii) fails to successfully complete such recovery plan and cure such material breach within the time line set forth in the recovery plan; (b) any Delivery Delay exceeds 180 days (for the first 8 Satellites) or 240 days (for Satellites 9+) or Contractor fails to satisfactorily complete the Services such that it can be reasonably anticipated by Globalstar that a Delivery Delay will exceed 180 days (for the first 8 Satellites) or 240 days (for Satellites 9+); (c) Contractor becomes insolvent, makes an assignment for the benefit of creditors, or files or is the subject of a petition in bankruptcy; or (d) except as expressly permitted under the Agreement, Contractor stops the performance of any material part of its obligations under this Agreement and fails to provide written assurances that it is unequivocally able to comply with the terms of this Agreement and resumes performance within seven days.

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(B) Termination for Convenience. Globalstar may, for its convenience, terminate this Agreement in whole or in part by giving ten days written notice to Contractor. If Globalstar terminates this Agreement, any pending Deliverables or Services shall be deemed cancelled under Article 7(A) (Cancellation).

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

(C) Survival. Upon termination of this Agreement, the provisions in this Agreement, which by their nature, should remain in effect beyond termination of this Agreement will survive until fulfilled, including Article 10 (Satellite Storage), Article 13 (Confidentiality), Article 15 (Intellectual Property Rights), Article 17 (Representations and Warranties), Article 18 (Indemnification), this Article 22 (Termination), and Article 23 (Miscellaneous).

Article 23. Miscellaneous

(A) General Terms and Conditions. This Contract is subject to the general terms and conditions set forth in Attachment 2.

(B) Complete Agreement. The Parties agree that this Agreement and any documents referenced herein, including attachments, exhibits, amendments, SOWs, or other written agreements under this Satellite Procurement Agreement, constitute the complete and exclusive agreement between them superseding all contemporaneous and prior agreements (written and oral) and all other communications between them relating to the subject matter of this Agreement. Neither of the Parties is to be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement or documents referenced in this Agreement. No oral explanation or oral information by Contractor or Globalstar shall alter the meaning or interpretation of this Agreement. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting, or additional terms and conditions that may appear in any acknowledgment, or other writing not expressly incorporated into this Agreement.

(C) Precedence. In case of any inconsistencies among the articles of this Agreement and any of the exhibits, the following order of precedence shall apply:

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(D) Amendment. Except as expressly provided for in this Agreement or any SOW for Globalstar to make updates, no amendment to this Agreement shall be binding unless in writing signed by a duly authorized representative of both Parties.

Execution

Acknowledged and agreed by their duly authorized representatives.

Globalstar, Inc. Macdonald, Dettwiler and Associates Corporation

By: /s/ Timothy Taylor By: /s/ Mike Greenley

Name: Timothy Taylor Name: Mike Greenley

Title: VP Finance, Business              Title:     CEO
Operations and Strategy

Date: 2/21/22 Date: February 16, 2022

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

Attachment 1. Definitions

“Additional Satellites” is defined in Article 1(A)(ii) (Option for Additional Satellites).

“AEO” is defined in Attachment 2.

“Agreement” shall mean this Satellite Procurement Agreement between Globalstar and Contractor, including all exhibits and appendices referenced herein, and all amendments that may be made hereto and thereto.

“Anomaly Support” shall mean all anomaly support Services necessary to support the operation and maintenance of each Satellite following their launch, including as set forth in Exhibit A.

“Available for Shipment” is defined in Article 3(B)(i) (Pre-Shipment Review).

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“Bill of Materials” is defined in Article 2(I) (Bill of Materials).

“CDR” is defined in Article 11(D) (Dispensers).

“Change Order” is defined in Article 8(B) (Change Orders).

“Change of Control Transaction” is defined in Attachment 2.

“CIETAC” is defined in Attachment 2.

“Commercialize” means to use, make, reproduce, sublicense, display, perform, modify, create derivative works, import, sell, offer to sell, distribute, advertise, and otherwise commercialize or exploit., and to have any of the foregoing done on behalf of Globalstar or Contractor (as applicable).

“Contractor” means Macdonald, Dettwiler and Associates Corporation and its Related Entities.

“Contractor Stop Work Order” is defined in Article 9(C) (Contractor Stop Work Orders).

“Covered Claims” is defined in Article 18(A) (Covered Claims).

“CTPAT” is defined in Attachment 2.

“Deferred Payment” is defined in Article 7(C)(ii) (Deferred Payments).

“Deferred Payment Date” is defined in Article 7(C)(ii) (Deferred Payments).

“Deliverables” means the tangible results of services performed by Contractor to be delivered to Globalstar as set forth in this Agreement, including the Satellites, the DSSs, and any other items set forth in forth in Article 1 (Deliverables, Service, and Performance), and any other items not identified in this Agreement that are delivered by Contractor to Globalstar in connection with the Agreement to the extent that such items are not covered under the terms and conditions of a separate written agreement signed by the Parties.

“Delivery” shall mean the delivery of Deliverables as set forth in Article 4 (Delivery and Delivery Schedule).

“Delivery Delay” is defined in Article 6(A) (Delivery Delays).

“Delivery Schedule” shall mean the most current version of the project schedule provided by Globalstar for Delivery of the Deliverables and the performance of the Services, including as set forth in Article 4 (Delivery and Delivery Schedule).

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

“Documentation” shall mean all documentation reasonably requested by Globalstar related to the Deliverables or Services, including as set forth in Exhibit A, or that Contractor has or may in the future prepare for the purpose of enabling development, operation, and maintenance of the Deliverables, and any updates thereto.

“DSS” shall mean all dynamic satellite simulator software (in executable form and source code form) necessary to design, produce, test, and deliver the Deliverables and all updated versions, including as set forth in Exhibit E.

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“Effective Date” is defined in the Preamble.

“Feedback” means any ideas, suggestions, or recommendations provided by Contractor to Globalstar regarding the Specifications or any Globalstar products or services.

“Factory Acceptance Test Review” is defined in Article 3(C)(i) (Factory Acceptance Test).

“Final Acceptance” is defined in Article 3(A) (Inspection and Acceptance).

“Flight Readiness Review” is defined in Article 3(B)(iii) (Flight Readiness Review).

“Force Majeure Event” is defined in Article 20(A) (Force Majeure Events).

“Globalstar” means Globalstar, Inc. and its Related Entities.

“Globalstar Stop Work Order” is defined in Article 9(A) (Globalstar Stop Work Orders).

“Globalstar System” shall mean the system consisting of the Satellites, Ground Control Network, network control centers and user terminals for the provision of communications services.

“Ground Control Network” shall mean the items to be provided by Globalstar composed of the following: (i) Satellite Control Network; (ii) the gateway RF terminals; and (iii) the Globalstar data network.

“Ground Support Equipment” or “GSE” shall mean all equipment used or necessary to permit the transportation, handling, integration, and test of the Satellite during factory validation testing and pre-Launch operations.

“High-Fidelity Mass Simulator” shall mean a non-flight hardware simulator for the purposes of developing the appropriate launch vehicle dispenser or adaptor mechanical and electrical interfaces, which is a form and fit replica of the Satellite, including the electrical harness required to interface with the Launch Vehicle dispenser or adaptor, but does not include the functionality of the Satellite.

“ICC Rules” is defined in Attachment 2.

“Initial Satellites” is defined in Article 1(A)(i) (Initial Satellites).

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“Intentional Ignition” shall mean the moment in time, as indicated in the automatic sequence control equipment, when the intentional ignition of the first stage engine occurs. This definition will be adjusted as necessary to be consistent with the Launch Services Agreement.

“Key Personnel” is defined in Article 2(E) (Key Personnel and Program Manager).

“Launch Date” shall mean each date scheduled for Launch of one or more Satellites.

“Launch Readiness Review” is defined in Article 3(B)(iv) (Launch Readiness Review).

“Launch Services” shall mean the services provided by a Launch Services Provider pursuant to a Launch Services Agreement.

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

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“Launch Support Services” shall mean all launch support Services necessary to support the launch of each Satellite, including as set forth in Exhibit A.

“Launch Vehicle” shall mean each vehicle provided by the Launch Services Providers on which one or more Satellite are to be launched. A list of possible Launch Vehicles is included in Exhibit A.

“Licensed Items” shall mean any Deliverables being furnished pursuant to, or to be utilized in connection with, this Agreement which require the approval, permission, or license from a government with respect to export control laws of such government.

“Liquidated Damages” is defined in Article 6(A) (Delivery Delays).

“Major Subcontractor” means: (a) a Subcontractor for specific subsystems or components as set forth on Exhibit G; or (b) any direct or lower-tier subcontractor whose total cost under the Project exceeds $10,000,000.

“Milestone Events” shall mean those milestones which are eligible for payment as set forth in the column entitled “Milestone Events” in Exhibit F.

“Mission Operations Support Services” or “MOSS” shall mean all mission operations support Services necessary to support the launch, operation, and maintenance of each Satellite, including as set forth in Exhibit A.

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“Open Source Software” means any software or derivative thereof that is subject to: (i) a requirement that it is to be distributed or made available in source code; (ii) a requirement that any patents related to the software are either licensed to or may not be asserted against recipients of the software; (iii) a requirement to include licensor attribution; or (iv) any license meeting the Open Source Definition (as promulgated by the Open Source Initiative), the Free Software Definition (as promulgated by the Free Software Foundation, or any substantially similar license, including the GNU General Public License (GPL), Lesser/Library GPL (LGPL), the Mozilla Public License (MPL), the Apache License, the BSD license, or the MIT license.

“Option Notice” is defined in Article 1(A)(ii) (Option for Additional Satellites).

“Party” or “Parties” shall mean one or both of Contractor and Globalstar.

“PDR” is defined in Article 4(B) (Delivery Schedule).

“Personnel” of an entity means its respective officers, directors, agents, consultants, contractors, and employees of it or its affiliates.

“PFM” is defined in Article 1(A)(i) (Initial Satellites).

“Post-Shipment Verification Review” is defined in Article 3(B)(ii) (Post-Shipment Verification Review).

“Project” is defined in the Purpose.

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“Project IPR” is defined in Article 15(B) (Project IPR).

“PSR” is defined in Article 3(B)(i) (Pre-Shipment Review).

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

“Related Entity” means any corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or other business entity that controls, is controlled by, or is under common control with an entity, where “control” means that the entity possesses, directly or indirectly, the power to direct or cause the direction of the management policies of the other entity, whether through ownership of voting securities, an interest in registered capital, by contract, or otherwise.

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“RFD/RFW” is defined in Article 8(A) (Deviations and Waivers).

“Satellites” is defined in Article 1(A) (Satellites).

“Satellite Control Network” shall mean the items to be provided by Globalstar composed of the following: (i) Satellite Operations Control Centers (SOCCs) (Main, Development and Back Up SOCCs) (or as provided by Contractor in accordance with Article 11(G) (Satellite Operations Control Center (SOCC)); (ii) the Telemetry Command Units (TCUs); and (iii) the In Orbit Test Equipment (MCE and CMA), as set forth in Exhibit A.

“Satellite Flight Computer Software” shall mean the software (in executable form and source code form) that resides within the on-board computer and controls the distribution of commands and telemetry throughout the Satellites, including updated versions, to be delivered as set forth in Exhibit A.

“Services” shall mean the services to be performed by Contractor as set forth in this Agreement, including the design, development, construction, manufacturing, labor, services, testing, and other services of Contractor necessary to design, produce, test, and deliver the Deliverables in accordance with this Agreement, and any other services Contractor provides to Globalstar that are not covered under the terms and conditions of a separate written agreement signed by the Parties.

“Simulator Completion Review” is defined in Article 3(C)(ii) (Simulator Completion Review).

“Software” means all software related to the development, testing, use, and maintenance of the Deliverables, including drivers, firmware, test software, tools, development kits, and application programming interfaces.

“SOCC” is defined in Article 11(G) (Satellite Operations Control Center).

“SOW” is defined in the Purpose.

“Specifications” means the most current version of all specifications and requirements applicable to any Deliverable (including Satellites and DSSs), Service, or Software that Globalstar may provide from time to time (including the specifications and requirements set forth in the documents referenced in this Agreement (e.g., Exhibit A), the Delivery Schedule, and the Standards) and drawings or other descriptions provided by Contractor and approved in writing by Globalstar.

“Standards” shall mean the applicable version of any industry standard, regulatory requirement, or certification requirement generally followed in the provision of Deliverables or Services of the type provided under this Agreement, for the United States, European Union, and any other major market worldwide.

“Storage NTE” is defined in Article 10(B) (Price of Storage Services).

“Storage Plan” shall mean a plan for the storage of one or more Satellite at a site designated in the plan, as set forth in Exhibit A.

“Storage Services” is defined in Article 10(A) (Storage Services).

“Subcontractor” is defined in Article 2(G) (Subcontractors).

“Supply Information” is defined in Article 14(A) (Supply Information).

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

“System Integration and Testing Support” shall mean all system integration and testing support necessary to integrate the Satellites and other Deliverables into the overall Globalstar System, and the calibration and testing of the system, to ensure that the Satellites and other Deliverables operate within specification as part of the overall Globalstar System and interoperate successfully with other system elements, as set forth in Exhibit A and Exhibit I.

“Taxes” shall mean all present and future taxes, levies, and duties whatsoever, including custom duties, VAT, import taxes, sales taxes or charges, taxes, fees or duties of similar nature whatsoever.

“Technical Data” shall mean information which is required for the design, development, production, manufacture, assembly, operation, repair, testing, maintenance or modification of the Satellite and the DSS, including documentation.

“US Bankruptcy Code” is defined in Attachment 2.

“Withholding Tax” is defined in Article 7(D)(i) (Withholding Taxes).

CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential

1351 Holiday Square Boulevard, Covington, LA 70433 USA

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CONTRACT NUMBER GINC-220210

Globalstar Proprietary and Confidential